2000 RESTRICTED STOCK AWARD AGREEMENT

Ralston Purina Company ("Company"), pursuant to its 1999 Incentive Stock Plan ("Plan"), grants to W. Patrick McGinnis ("Recipient") a Restricted Stock Award of 600,000 shares of its $.10 par value Common Stock. The Award is subject to the provisions of the Plan and to the following terms and conditions of this
Agreement:

1.     Delivery
       --------

       A share certificate for this Award ("Certificate"), with a legend restricting transfer as set forth below, will be issued by the Company to Recipient upon Recipient's delivering to the Company a signed acknowledgment and acceptance of the Award. Upon lapse of the restrictions described below, a new non-legended certificate, representing the shares released from such restrictions, will be issued and delivered to Recipient upon surrender of the Certificate.

2.     Restrictions
       ------------

       The shares are subject to restrictions which shall be released on November 16, 2005. Except as otherwise provided herein, neither the shares nor any ownership interest therein may be sold, pledged, transferred or otherwise disposed of prior to November 16, 2005.

3.     Acceleration
       ------------

       All shares will be immediately released from restrictions in the event of:

       a)  A  Change  in  Control;
       b)  Death  of  Recipient;
       c) Declaration by the Committee of the total and permanent disability of Recipient; or
       d) The involuntary termination of employment of Recipient, other than a Termination for Cause or involuntary termination of Recipient upon the occurrence of any of the events set forth in Sections IV.A. 3 or 4 of the Plan. For purposes of this Agreement, involuntary termination shall include (i) Recipient's involuntary termination of employment with the Company or an Affiliate which employs Recipient; or (ii) the sale or other disposition of a majority of the stock or assets of an Affiliate which employs Recipient. In no event shall transfers of employment between the Company and any of its Affiliates, or the creation of a class of stock of the Company which tracks the performance of an Affiliate, be deemed to constitute an involuntary termination of employment.

4.     Forfeiture
       ----------

       All rights in and to any and all shares granted pursuant to this Award which have not otherwise been released from the restrictions described herein shall be forfeited upon (i) the Recipient's voluntary termination of employment with the Company or its Affiliates prior to November 16, 2005; (ii) the Recipient's Termination for Cause; or
       (iii) the occurrence of any of the events set forth in Sections IV.A. 3 or 4 of the Plan.

5.     Shareholder  Rights
       -------------------

       Recipient shall be entitled, prior to the release of restrictions as set forth above, to all shareholder rights except the right to sell, pledge, transfer or otherwise dispose of the shares, and except that all dividends declared and paid with respect to restricted shares will be held by the Company in a tax-deferred account until release of restrictions. Interest will be credited to the account at the end of the quarter following the payment of a dividend into the account and quarterly thereafter on the full amount in the account until the account is distributed. Interest shall be calculated at a rate equal to the average of the daily close of business prime rates for the quarter, as such prime rates are established by Morgan
       Guaranty Trust Company of New York, or such other bank as may be designated by the Human Resources Committee of the Board of Directors of the Company ("Committee"). On the date on which restrictions are released, all dividends and interest accrued to that date with respect to the shares on which the restrictions are released will be payable to Recipient. In the event that the restrictions are not released and the award is forfeited pursuant to Paragraph 4 above, Recipient shall not be entitled to receive any dividends and interest which may have accrued with respect to the shares so forfeited, unless approved by the Committee.

6.     Covenant  Not  to  Compete
       --------------------------

       Recipient agrees that, for a period of five years after a Change in Control, he will not engage in competition with the Company or its Affiliates, or any successors thereto, with respect to any business conducted by the Company or its Affiliates immediately prior to such Change in Control.

7.     Definitions
       -----------

       Unless otherwise defined herein, capitalized terms shall have the meaning defined in the Plan.

       "Beneficial Ownership" shall mean "beneficial ownership" as defined in Rule 13d-3 promulgated under Section 13(d) of the Securities Exchange Act of 1934.

       "Change in Control" shall mean (i) an acquisition by any Person, or by a Person and its Affiliates, of the Beneficial Ownership of fifty percent (50%) or more of the then outstanding Common Stock of the Company (other than acquisitions by the Company, an Affiliate of the Company, or any trustee or other fiduciary holding the Company's Common Stock pursuant to the terms of any Company benefit plan or grantor trust established by the Company in connection with its obligations under any Company benefit plan or plans); or (ii) such a change in the membership of the Board of Directors of the Company that Continuing Directors shall have ceased (for any reason) to constitute at least a majority of the Board.

        "Continuing Director" shall mean a member of the Board of Directors as of the date of this Agreement, and any other Director who was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors then in office.

        "Person" shall mean any natural person, firm, individual, company, corporation, partnership, joint venture, joint stock company, limited liability company, business trust, trust, association or any other business organization or entity, whether incorporated or unincorporated, or any division thereof.

8.     Effective  Date
       ---------------

       This Award shall be deemed to be effective November 16, 2000.

                              RALSTON  PURINA  COMPANY


                              By: /s/ S. M. Rea
                                  -----------------------------------
                                  S. M. Rea
                                  Vice  President  and  General  Counsel

ACKNOWLEDGED  AND  ACCEPTED:


/s/ W. P. McGinnis
--------------------------------
Recipient

Date:  December 20, 2000
       --------------------------